                    SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the
                 Securities Exchange Act of 1934

                       (Amendment No. __)

Filed by the Registrant    /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/X/ Preliminary Proxy Statement
/ / Confidential, for Use of the Commission
    Only (as permitted by Rule 14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

                 The Southern Africa Fund, Inc.
----------------------------------------------------------------
        (Name of Registrant as Specified In Its Charter)


----------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X /     No fee required
/  /     Fee computed on table below per Exchange Act Rule 14a-
         6(i)(1) and 0-11.

         (1)  Title of each class of securities to which
         transaction applies:
----------------------------------------------------------------
         (2)  Aggregate number of securities to which transaction
         applies:
----------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
----------------------------------------------------------------
         (4)  Proposed maximum aggregate value of transaction:
----------------------------------------------------------------
         (5)  Total fee paid:
----------------------------------------------------------------
/   /    Fee paid previously with preliminary materials.
/   /    Check box if any part of the fee is offset as provided
         by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

         Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

              (1)  Amount Previously Paid:

              (2)  Form, Schedule or Registration Statement No.:

              (3)  Filing Party:

              (4)  Date Filed:

                 THE SOUTHERN AFRICA FUND, INC.

                   1345 Avenue of the Americas
                    New York, New York 10105
                    Toll Free (800) 221-5672



                                            March 8, 1999



To the Stockholders of The Southern Africa Fund, Inc. (the
"Fund"):

         The accompanying Notice of Meeting and Proxy Statement present proposals to be considered at the Fund's Annual Meeting of Stockholders on April 27, 1999.

         The Board of Directors recommends that you re-elect to the Board the five current Directors who are standing for re-election (Proposal 1) and ratify the Board's selection of Ernst & Young LLP as the Fund's independent auditors for its 1999 fiscal year (Proposal 2).

         The Notice and Proxy Statement also include four proposals (Proposals 3, 4, 5 and 6) which the Fund understands two affiliated stockholders intend to present at the Annual Meeting. Three of these proposals are recommendations for action by the Board of Directors. The fourth (Proposal 5) seeks to remove Alliance Capital Management L.P. ("Alliance") as the Fund's Investment Manager. This proposal would sever the Fund's relationship with Alliance, thus disrupting the Fund's investment program and creating a period of uncertainty which could substantially harm your investment. For the reasons indicated in the Proxy Statement, your Board of Directors unanimously urges you to vote against each of these four proposals.

         We welcome your attendance at the Annual Meeting. If you are unable to attend, we encourage you to vote your proxy promptly, in order to spare the Fund additional proxy solicitation expenses. Shareholder Communications Corporation ("SCC"), a professional proxy solicitation firm, has been selected to assist stockholders in the voting process. As the date of the Meeting approaches, if we have not yet received your proxy, you may receive a telephone call from SCC reminding you to exercise your right to vote. If you have any questions regarding the Meeting agenda or how to give your proxy, please call SCC at
(800) 733-8481 ext. 483.

                                       Sincerely,


                                       Dave H. Williams
                                       Chairman and President

                 The Southern Africa Fund, Inc.

                 _______________________________

                     Alliance Capital (LOGO)

                Alliance Capital Management L.P.

                 ______________________________

                    NOTICE OF ANNUAL MEETING
                       OF STOCKHOLDERS AND
                         PROXY STATEMENT
                          March 8, 1999

Alliance Capital (LOGO)
The Southern Africa Fund, Inc.
_______________________________________________________________

1345 Avenue of the Americas, New York, New York 10105
Toll Free (800) 221-5672
_______________________________________________________________


            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         April 27, 1999

To the Stockholders of The Southern Africa Fund, Inc.:

         Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of The Southern Africa Fund, Inc., a Maryland corporation (the "Fund"), will be held at the offices of the Fund, 1345 Avenue of the Americas, 41st Floor, New York, New York, on Tuesday, April 27, 1999 at 11:00 a.m., for the following purposes, all of which are more fully described in the accompanying Proxy Statement dated March 8, 1999:

         1. To elect five Directors of the Fund, four to hold office for a term of three years and one to hold office for a term of two years, and each until his or her successor is duly elected and qualifies;

         2. To ratify the selection of Ernst & Young LLP as independent auditors of the Fund for its fiscal year ending
November 30, 1999;

         3. To act upon, if presented, certain stockholder proposals; and

         4. To transact such other business as may properly come before the Meeting.

         The Board of Directors has fixed the close of business on January 29, 1999 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting or any postponement or adjournment thereof. The enclosed proxy is being solicited on behalf of the Board of Directors.

                             By order of the Board of Directors,


                             Edmund P. Bergan, Jr.
                             Secretary

New York, New York
March 8, 1999

_______________________________________________________________
                     YOUR VOTE IS IMPORTANT

    Please indicate your voting instructions on the enclosed proxy card, sign and date it, and return it in the envelope provided, which needs no postage if mailed in the United States. Your vote is very important no matter how many shares you own. Please mark and mail your proxy promptly in order to save the Fund any additional expense of further proxy solicitation and in order for the Meeting to be held as scheduled.
________________________________________________________________
(R) This registered service mark used under license from the owner, Alliance Capital Management L.P.

                         PROXY STATEMENT

                 THE SOUTHERN AFRICA FUND, INC.

                   1345 Avenue of the Americas
                    New York, New York 10105

                  _____________________________

                 ANNUAL MEETING OF STOCKHOLDERS

                         April 27, 1999

                   __________________________

                          INTRODUCTION

         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of The Southern Africa Fund, Inc., a Maryland corporation (the "Fund"), to be voted at the Annual Meeting of Stockholders of the Fund (the "Meeting") to be held at the offices of the Fund, 1345 Avenue of the Americas, 41st Floor, New York, New York, on Tuesday, April 27, 1999 at 11:00 a.m. The solicitation will be by mail and the cost will be borne by the Fund. The Notice for this Meeting, this Proxy Statement and the accompanying Proxy Card are being mailed to stockholders on or about March 8, 1999.

         The Board of Directors has fixed the close of business on January 29, 1999 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting and at any postponement or adjournment thereof. The outstanding voting shares of the Fund as of January 29, 1999 consisted of 6,007,100 shares of common stock, each share being entitled to one vote. All properly executed and timely received proxies will be voted in accordance with the instructions marked thereon or otherwise provided therein. Accordingly, unless instructions to the contrary are marked, proxies will be voted for the election of five Directors (Proposal One), for the ratification of the selection of Ernst & Young LLP as the Fund's independent auditors for its fiscal year ending November 30, 1999 (Proposal Two) and against each of the stockholder proposals (Proposals Three through Six). Any stockholder may revoke that stockholder's proxy at any time prior to exercise thereof by giving written notice to the Secretary of the Fund at 1345 Avenue of the Americas, New York, New York 10105, by signing another proxy of a later date or by personally voting at the Meeting.

         If a proxy properly executed is returned with instructions to abstain from voting or to withhold authority to vote (an abstention) or represents a broker "non-vote" (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which the broker or nominee does not have discretionary power to vote), the shares represented by the proxy, with respect to matters to be determined by a plurality or majority of the votes cast on such matters (i.e., Proposals One through Four and Six), will be considered present for purposes of determining the existence of a quorum for the transaction of business but, not being cast, will have no effect on the outcome of such matters. With respect to Proposal Five, the adoption of which requires the affirmative vote of a specified proportion of Fund shares, an absention or broken non-vote will be considered present for purposes of determining the existence of a quorum but will have the effect of a vote against Proposal Five. If any proposals, other than Proposals One through Six, properly come before the Meeting, the shares represented by proxies will be voted on all such proposals in the discretion of the person or persons voting the proxies.

         A quorum for the Meeting will consist of a majority of the shares outstanding. In the event that a quorum is not represented at the Meeting or, even if a quorum is represented, in the event that sufficient votes in favor of the position recommended by the Board of Directors on any proposal described in the Proxy Statement are not received prior to the Meeting, the persons named as proxies may, but are under no obligation to, with no other notice than announcement at the Meeting, propose and vote for one or more adjournments of the Meeting in order to permit further solicitation of proxies with respect to such proposal. The Meeting may be adjourned with respect to fewer than all the proposals in the Proxy Statement, and a stockholder vote may be taken on any one or more of the proposals prior to any adjournment if sufficient votes have been received for approval thereof. Shares represented by proxies indicating a vote contrary to the position recommended by the Board of Directors on a proposal will be voted against adjournment as to that proposal.

         The Fund has engaged Shareholder Communications
Corporation, 17 State Street, New York, New York 10004, to assist the Fund in soliciting proxies for the Meeting. Shareholder
Communications Corporation will receive a fee of $75,000 for its services plus reimbursement of out-of-pocket expenses.

                          PROPOSAL ONE

                      ELECTION OF DIRECTORS

         At the Meeting, five Directors of the Fund will be elected, four to hold office for a term of three years and one to hold office for a term of two years, and each of them until his or her successor is duly elected and qualifies. The affirmative vote of a plurality of the votes cast at the Meeting is required to elect a Director. It is the intention of the persons named as proxies in the accompanying proxy to nominate and vote in favor of the election of each nominee referred to below.

         Pursuant to the charter and by-laws of the Fund, the Board of Directors has been divided into three classes. The terms of office of the members of Class One will expire as of the Meeting, those of Class Two will expire as of the next annual meeting of stockholders, and those of Class Three will expire as of the annual meeting of stockholders for the year 2001. Upon expiration of the terms of office of the members of a class as set forth above, those persons then elected as Directors in that class serve until the third annual meeting of stockholders following their election and until their successors are duly elected and qualify. Mr. Dave H. Williams, Prof. Dennis Davis, Ms. Wendy N. Luhabe and Mr. Sam N. Montsi are currently members of Class One; Dr. Willem de Klerk and Messrs. Moss L. Leoka, Ronnie Masson, Frank Savage and Peter G.A. Wrighton are currently members of Class Two; and Dr. Reba W. Williams and Messrs.
T.N. Chapman, David D.T. Hatendi and Johannes C. van Reenen are currently members of Class Three.

         Under this class structure, only those Directors in a single class may be changed in any one year, and it would require two years to change a majority of the Board of Directors (although under Maryland law, procedures are available for the removal of Directors even if they are not then standing for reelection and, under Securities and Exchange Commission regulations, procedures are available for including appropriate stockholder proposals in the Fund's annual proxy statement).
This system of electing Directors, which may be regarded as an "anti-takeover" provision, may make it more difficult for the Fund's stockholders to change the majority of Directors and, thus, have the effect of maintaining the continuity and stability of management.

         At a meeting of the Board of Directors held on July 23, 1998, Ms. Luhabe and Mr. Montsi were elected to fill vacancies on the Board of Directors until the Meeting. At a meeting of the Board of Directors held on October 9, 1998, Mr. Williams, Prof. Davis, Ms. Luhabe and Mr. Montsi were each nominated as Directors in Class One for election at the Meeting. At the Meeting, each of them is to be elected to serve for a term of three years and until their successors are duly elected and qualify. At a meeting of the Board of Directors held on October 9, 1998, Mr. van Reenen was elected to fill a vacancy on the Board of Directors until the Meeting and was nominated as a Director in Class Three for election at the Meeting. At the Meeting, Mr. van Reenen is to be elected to serve for a term of two years and until his successor is duly elected and qualifies. Each of the five nominees has consented to serve as a Director. The Board of Directors knows of no reason why any of the nominees will be unable to serve, but in the event of such inability, the proxies received will be voted for a substitute nominee as the Board of Directors may recommend.

         Although the Fund is a Maryland corporation, certain of its Directors and officers are not residents of the United States, and substantially all of the assets of such persons may be located outside of the United States. As a result, it may be difficult for United States investors to effect service of process upon such Directors or officers within the United States or to realize judgments of courts of the United States predicated upon civil liabilities of such Directors or officers under the federal securities laws of the United States.

         Certain information concerning the Fund's Directors and nominees for election as Directors is set forth below.
Mr. Dave H. Williams and Dr. Reba W. Williams are each a director or trustee of one or more other investment companies sponsored by Alliance Capital Management L.P., the Fund's investment adviser ("Alliance").

                                                Year       Number of shares
Name, age, positions and offices   Year         term         beneficially
   with the Fund, principal        first         as         owned directly
  occupations during the past     became      Director       or indirectly
      five years and other           a          will             as of
         Directorships           Director      expire        March 8, 1999
______________________________   ________     ________      _______________

*    Dave H. Williams, Chairman,   1994         2002+           10,000
     66.  Chairman of the Board              (Class One)
     of Alliance Capital
     Management Corporation
     ("ACMC")** since prior to
     1994; Director of The
     Equitable Companies
     Incorporated and the
     Equitable Life Assurance
     Society of the United
     States.....................

++   T.N. Chapman, Director, 64.   1994         2001              925
     Chairman of Airports Co.               (Class Three)
     Limited; Chairman of First
     National Bank of Southern
     Africa [L]imited; Director
     of Oceana Fishing Group
     Limited and National
     Business Initiative;
     formerly Chairman of The
     Southern Life Association
     Limited....................

++   Prof. Dennis Davis,........   1994         2002+              0
     Director, 48.  Judge of                 (Class One)
     the High Court of South
     Africa; Professor of Law of
     the University of Cape
     Town; formerly Director of
     The Centre for Applied
     Legal Studies, University
     of the Witwatersrand.......

++   David D.T. Hatendi,........   1994         2001               0
     Director, 45.  Managing                (Class Three)
     Director of Merchant Bank
     of Central Africa Limited;
     Director of Old Mutual
     (Zimbabwe).................

++   Dr. Willem de Klerk,.......   1994         2002              470
     Director, 70.  Emeritus                 (Class Two)
     Professor of Journalism and
     Political Communications;
     independent political
     consultant.................

*    Moss L. Leoka, Director,...   1994         2000               0
     48.  Managing Director of               (Class Two)
     Moss Leoka Communications;
     Chief Executive Officer of
     Alliance Odyssey Capital
     Management (Pty) Ltd.
     (South Africa); Director of
     Cadbury S.A. (Pty) Ltd.,
     Regional Resources Ltd.,
     Airports Company Limited,
     Platgold Minerals Ltd.,
     Vincemus Investments Ltd.
     and Promat College of
     Education..................

*    Wendy N. Luhabe, Director,    1998         2002+              0
     41.  Managing Partner of                (Class One)
     Bridging the Gap (human
     resources consulting) and
     Executive Chairman of
     Alliance-Odyssey Capital
     Management (Pty) Ltd.
     (asset management);
     Director of Tiger Oats
     (food), Women Investment
     Portfolio Holdings
     (WIPHOLD) (investments),
     Telkom (telecommunica-
     tions), Prosperity Holdings
     (finance), IDC (industrial
     developments) and Cycod
     Financial Holdings
     (finance)..................

+++  Ronnie Masson, Director,      1994         2002               0
     62.  Formerly Senior                    (Class Two)
     General Manager-
     Investments, Gensec Asset
     Management (Pty) Ltd.;
     Director of Genbel, Gensec,
     Gensec Asset Management,
     Gensec Bank and Gensec
     Properties.................

+    Sam N. Montsi, Director,      1998         2000               0
     54.  Founder and Chief                  (Class Two)
     Executive of Montsi and
     Associates CC (business and
     project consulting);
     founder and Chairman of
     Siphumelele Investments
     Limited (investments);
     Director of Independent
     Newspaper Holdings Limited,
     Johnnies Industrial
     Corporation Limited, Sasol
     Limited, Southern Life
     Association, Equisec (Pty)
     Ltd., Fabcos Investment
     Company, Northern
     Engineering Industries
     Africa Limited, Business
     and Arts South Africa, PSG
     Group Ltd. and Primovie
     Management (Pty) Ltd.;
     Chairman of Thaba Strategic

     Services (Pty) Ltd., Montsi
     Properties (Pty) Ltd.,
     Surmon Fishing (Pty) Ltd.
     and Diva Nutritional
     Products (Pty) Ltd.........

+++  Johannes C. van Reenen, 44.   1998         2001+              0
     Managing Director of Gensec            (Class Three)
     Asset Management (Pty)
     Ltd.; Executive Director of
     Genbel Securities Limited;
     formerly Manager of Genbel
     Limited and Executive
     Director of Genbel
     Securities Limited;
     Director of The Business
     Bank Limited (merchant
     banking), RTT Limited
     (transportation), Gensec
     Capital Assets (Pty)
     Limited, Pirtoge Property
     Investment (Pty) Limited
     and Gensec International
     Asset Management Ltd.......

*    Frank Savage, Director, 60.   1994         2000              850
     Director of ACMC; Chairman              (Class Two)
     of Alliance Capital
     Management International
     and Alliance Corporate
     Finance Group Incorporated;
     Director of Essence
     Communications, Lockheed
     Martin Corporation,
     QUALCOMM Incorporated and
     Lyondell Chemical Company;
     formerly Chairman of
     Equitable Capital
     Management Corporation.....

*    Dr. Reba W. Williams,         1994         2001            10,000
     Director, 62.  Director of             (Class Three)
     ACMC; Director of Special
     Projects, ACMC; art
     historian and writer;
     formerly Vice President and
     security analyst for
     Mitchell-Hutchins, Inc. and
     an analyst for McKinsey &
     Company, Inc...............

++   Peter G.A. Wrighton,          1994         2000             1,140
     Director, 64.  Chairman of              (Class Two)
     Elephant Pass Wine Company
     (Pty) Ltd. and Africa
     Resources Limited; Director
     of Consolidated Frame
     Textiles Ltd., Frame Group
     Holdings Ltd., The SA
     Institute of Business
     Ethics (Pty) Ltd. and
     Capestar Growth Investments
     Ltd.; formerly Chairman and
     Chief Executive of The
     Premier Group and Director
     of Liberty Holdings Ltd.,
     Liberty Life Association of
     Africa Ltd. and Liblife
     Strategic Investments Ltd.

________________
* "Interested person," as defined in the Investment Company Act of 1940, as amended (the "Act"), of the Fund because of affiliation with Alliance.
** For purposes of this Proxy Statement, ACMC refers to Alliance Capital Management Corporation, the sole general partner of Alliance.
+    If elected at the Meeting.
++   Member of the Audit Committee and the Nominating Committee.
+++ "Interested person," as defined in the Act, of the Fund because of affiliation with Gensec Asset Management (Pty) Ltd., the Fund's sub-adviser ("Gensec").

         Alliance has instituted a policy applicable to all the investment companies to which Alliance provides investment advisory services (collectively, the "Alliance
Fund Complex") contemplating, in the case of the Fund, that the Directors of the Fund will each invest at least $10,000 in shares of the Fund.

         During the fiscal year ended November 30, 1998, the Board of Directors met four times, the Audit Committee met two times for the purposes described below in Proposal Two, and the Nominating Committee met four times. The Nominating Committee was constituted for the purpose of selecting and nominating persons to fill any vacancies on the Board of Directors. The Nominating Committee does not normally consider candidates proposed by stockholders for election as Directors.

         The Fund does not pay any fees to, or reimburse expenses of, any Director during a time in which such Director is considered an "interested person" of the Fund. The aggregate compensation paid by the Fund to each of the Directors during its fiscal year ended November 30, 1998, the aggregate compensation paid to each of the Directors during the calendar year 1998 by the Alliance Fund Complex and the total number of investment companies and investment portfolios in the Alliance Fund Complex with respect to which each of the Directors serves as a director or trustee, are set forth below. Neither the Fund nor any other investment company in the Alliance Fund Complex provides compensation in the form of pension or retirement benefits to any of its directors or trustees.

                                                                                  Total Number of            Total Number of
                                                                               Investment Companies       Investment Portfolios
                                                   Total Compensation from   the Fund and the Alliance    in the Alliance Fund
                         Aggregate Compensation   the Fund and the Alliance   Complex, Including the       Complex, Including
                          from the Fund During     Fund Complex, Including     Fund, as to which the      Fund, as to which the
                          the Fiscal Year ended   the Fund, During the 1998  Director is a Director or      the Director is a
Name of Director            November 30, 1998           Calendar Year                 Trustee              Director or Trustee

Dave H. Williams             $     0                   $     0                           6                       15
T.N. Chapman                 $10,000                   $10,000                           1                        1
Prof. Dennis Davis           $10,000                   $10,000                           1                        1
David D.T. Hatendi           $10,000                   $10,000                           1                        1
Dr. Willem de Klerk          $ 9,500                   $ 9,500                           1                        1
Moss L. Leoka                $     0                   $     0                           1                        1
Wendy N. Luhabe              $     0                   $     0                           1                        1
Ronnie Masson                $     0                   $     0                           1                        1
Sam N. Montsi                $ 2,500                   $ 2,500                           1                        1
Johannes C. van Reenen       $     0                   $     0                           1                        1
Frank Savage                 $     0                   $     0                           1                        1
Dr. Reba W. Williams         $     0                   $     0                           3                        3
Peter G.A. Wrighton          $10,000                   $10,000                           1                        1

         As of January 29, 1999, the Directors and officers of the Fund as a group owned less than 1% of the shares of the Fund. During the Fund's most recently completed fiscal year, none of the Fund's Directors engaged in a purchase or sale of the securities of Alliance or Gensec, or of any of their respective parents or subsidiaries, in an amount exceeding 1% of the relevant class of outstanding securities.

         Your Board of Directors unanimously recommends that the stockholders vote FOR the election of each of the foregoing nominees to serve as a Director of the Fund.

                          PROPOSAL TWO

                  RATIFICATION OF SELECTION OF
                      INDEPENDENT AUDITORS

         The Board of Directors, including a majority of the Directors who are not "interested persons" of the Fund, as defined in the Act, at a meeting held on October 9, 1998, selected Ernst & Young LLP, independent accountants, to audit the accounts of the Fund for the fiscal year ending November 30, 1999. Ernst & Young LLP has audited the accounts of the Fund since the Fund's commencement of operations and does not have any direct financial interest or any material indirect financial interest in the Fund. The affirmative vote of a majority of the votes cast at the Meeting as this proposal is required to ratify such selection.

         A representative of Ernst & Young LLP is expected to attend the Meeting and to have the opportunity to make a statement and to respond to appropriate questions from the stockholders. The Audit Committee of the Board of Directors generally meets twice a year with representatives of Ernst & Young LLP to discuss the scope of their engagement and review the financial statements of the Fund and the results of their examination thereof.

         Your Board of Directors unanimously recommends that the stockholders vote FOR the ratification of the selection of Ernst
& Young LLP as independent auditors of the Fund.

                         PROPOSAL THREE

              STOCKHOLDER RECOMMENDATION REGARDING
                   NET ASSET VALUE REALIZATION

         Two affiliated persons who assert that they are beneficial owners of a total of less than 5% of the Fund's outstanding shares (the "proponent") have informed the Fund that they intend to present the following recommendation for action at the Meeting. Adoption of this proposal requires the affirmative vote of a majority of the votes cast thereon at the Meeting.

         RESOLVED: That the stockholders hereby recommend that the Board of Directors take whatever steps necessary to provide all shareholders the option of receiving full Net Asset Value
(NAV) for their shares within two months (60 days) of the date of the 1999 Annual Meeting.

Your Board of Directors unanimously opposes this proposal.

         The Prospectus for the initial offering of the Fund's shares in 1994 envisioned that the shares might trade at a discount and provided for mandatory tender offers if the discount exceeded a prescribed level. The first of these offers will occur in the second quarter of this year. The Board of Directors is concerned that sustained market discounts at the abnormally high levels at which Fund shares traded during the emerging market volatility in the third quarter of 1998 would not be in the best interests of the Fund and its stockholders. To this end, in October 1998, the Board of Directors adopted a program for the repurchase of Fund shares which could, if advisable, be commenced following conclusion of the tender offer.

         The proponent's recommendation clearly contemplates action intended by the proponent to lead to a substantial and rapid decrease in the Fund's assets, as the proponent and other professional arbitrageurs, who have taken significant positions in the Fund in the apparent hope of profiting from the measures advocated by the proponent, rapidly exist the Fund. Only drastic action, such as converting the Fund to open-end status or permitting unlimited redemptions payable in cash or securities, would conform to the proponent's resolution. The Board of Directors strongly believes that such measures would prejudice the interests of longer term investors in the Fund. Such a decrease in Fund assets would upset the Fund's investment strategy, thus endangering the Fund's outstanding relative performance, and would jeopardize the Fund's economic viability.

         Alliance has advised the Board of Directors that implementation of any of these measures could be expected to result in a decrease in the Fund's assets on the order of 70%. Because of the limited liquidity of the Southern African equity markets, the divestiture of such a large portion of the Fund's portfolio securities, as the result of any of the measures advocated by the proponent, could be accomplished only with substantial dilution of the shares held by remaining Fund stockholders as the result of the market impact of such liquidations. In addition, such asset shrinkage would substantially increase the Fund's per-share expense ratio, because many of the Fund's expenses are fixed and would be spread over a substantially smaller asset base, proportionately increasing their per-share effect. If the Fund's assets were to decrease by 70%, it is estimated that the Fund's per-share expense ratio would increase from its current annualized level of 2.1% of net assets to approximately 4.25%.

         Notwithstanding the benefit to those stockholders who desire to liquidate their shares in the short-term, the Board of Directors strongly believe that, on balance, the measures advocated by the proponent would be clearly contrary to the best interests of the Fund and its stockholders generally.
Accordingly, the Board of Directors strongly opposes the proponent's recommendation.

         Your Board of Directors unanimously recommends that the stockholders vote AGAINST Proposal Three.

                          PROPOSAL FOUR

                 STOCKHOLDER RECOMMENDATION FOR
                    RESIGNATION OF DIRECTORS

         The proponent has informed the Fund that the proponent also intends to present the following recommendation for action at the Meeting. Adoption of this proposal requires the affirmative vote of a majority of the votes cast thereon at the Meeting.

         RESOLVED: That it would be in the best interests of the Fund and its stockholders for all Directors not standing for election at the 1999 Annual Meeting who oppose the resolution to deliver full Net Asset Value (NAV) to all stockholders within 60 days of the date of the 1999 Annual Meeting to resign, and that the stockholders hereby recommend that such Directors resign their positions as Directors of the Fund.

Your Board of Directors unanimously opposes this proposal.

         Each of the Fund's current Directors brings to the Fund substantial expertise in business and investment matters generally, and in Southern African business and investment matters specifically. Each Director is well qualified to serve the interests of the stockholders and is committed to do so. The Board of Directors rejects the notion that any Director should resign simply because he or she opposes Proposal Three. Since opposition to this proposal by the Directors is unanimous, implementation of the recommendation would deprive the Fund of its entire existing Board of Directors, which would be highly disruptive and could substantially harm your investment.

         Your Board of Directors unanimously recommends that the stockholders vote AGAINST Proposal Four.

                          PROPOSAL FIVE

                STOCKHOLDER PROPOSAL TO TERMINATE
                        ADVISORY CONTRACT

         The proponent has informed the Fund that the proponent also intends to present the following recommendation for action at the Meeting. Adoption of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of the Fund which, as defined by the 1940 Act, means the vote of (1) 67% or more of the shares present at the Meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy, or (2) more than 50% of the outstanding shares of the Fund, whichever is less.

         RESOLVED: That the advisory contract between the Fund and Alliance Capital Management L.P. be terminated within sixty
(60) days as provided for in the Investment Company Act of 1940.

Your Board of Directors unanimously opposes this proposal.

         Alliance is responsible for your Fund's outstanding relative performance. Approval of the Proposal would sever the

Fund's relationship with Alliance, thus disrupting the Fund's investment program, necessitating extraordinary expenditures and creating a period of uncertainty that could substantially harm your investment.

         Alliance is one of the world's large global investment managers. Unlike almost all its competitions, Alliance has a presence in South Africa and has investment resources specifically dedicated to the Southern African markets. In addition, at Alliance's recommendation, the Fund retains as its sub-advisor Gensec, an investment management arm of one of South Africa's leading financial services group. The combined resources of Alliance and Gensec have conferred outstanding performance on the Fund.

         Since its inception in March 1994 through December 31, 1998, the Fund's net asset value cumulative total return was 42.35%, compared to approximately 3.03% for the JSE All Share Index, the broadly representative Johannesburg Stock Exchange index against which the Fund's performance has historically been measured. During this period, the Fund's annualized net asset value total return was 7.60%, again well ahead of the approximately 0.63% return of the JSE All Share Index for the same period.

         Alliance and the Fund's Board of Directors regularly assess the market discount issue and actions which may be taken for the purposes of enhancing stockholder values and reducing the discount at which the Fund's share trade from their net asset values. On the basis of those assessments, Alliance makes appropriate recommendations to the Fund's Board regarding measures that may, in addition to tender offers already mandated, be advisable to provide significant and sustained discount relief in a manner consistent with the best interests of the Fund and its stockholders. The share repurchase program referred to above is such a measure. Alliance is engaged in the development of a range of other possible measures. These alternatives have in common the objective of achieving effective discount reduction without sacrificing the investment advantages that the Fund and its stockholders now derive from the Fund's closed-end structure.

         If approved, Proposal Five would directly terminate the Fund's investment management agreement with Alliance. The Fund would immediately lose Alliance's services and the Fund's investment program would be completely disrupted. This would not eliminate the Fund's market discount and might very well increase it. The proponent's Proposal does not suggest any successor adviser and frankly, your Board of Directors doubts that any other investment manager would duplicate the expertise and resources that the combination of Alliance and Gensec brings to the Fund. Approval of the proposal would override your Board's determination, reached after careful deliberations, that continuance of the Fund's current advisory relationship with Alliance is in the best interests of the Fund. A new agreement with any adviser would require stockholder approval, which could only occur months later, after considerable stockholder expense. During this time, your investment in the Fund could be substantially harmed.

         Your Board of Directors unanimously recommends that the stockholders vote AGAINST Proposal Five.

                          PROPOSAL SIX

                 STOCKHOLDER RECOMMENDATION FOR
               REIMBURSEMENT OF FEES AND EXPENSES

         The proponent has informed the Fund that the proponent, referred to therein as the Soliciting Shareholder, also intends to present the following recommendation for action at the Meeting. Adoption of this proposal requires the affirmative vote of a majority of the votes cast thereon at the Meeting.

         RESOLVED: That the stockholders hereby recommend that the Board of Directors authorize and direct the officers of the Fund to reimburse the Soliciting Shareholder for such reasonable fees and expenses associated with the initial proxy communication, including only printing, mailing, distribution, and tabulating costs, but not including attorneys fees, legal fees, or other solicitation fees.

Your Board of Directors unanimously opposes this Proposal.

         The proponent is undertaking the proxy solicitation process at the proponent's own risk and other stockholders should not have to bear any burden of the solicitation through reimbursement from the Fund. Because the Board of Directors unanimously believes that the proponent's proposals would be extremely detrimental to the Fund and the large majority of its stockholders, the Board cannot agree that reimbursement of any of the proponent's expenses associated with the proponent's proxy communication would be an appropriate expenditure of Fund assets.

         Your Board of Directors unanimously recommends that the stockholders vote AGAINST Proposal Six.

                INFORMATION CONCERNING THE FUND'S
             PRINCIPAL OFFICERS, INVESTMENT ADVISER,
                 SUB-ADVISER AND  ADMINISTRATOR

         The principal officers of the Fund and their principal occupations during the past five years are set forth below. Each of the officers listed below serves as an officer of one or more of the other registered investment companies sponsored by Alliance.

         Dave H. Williams, Chairman and President (see page 3 for biographical information).

         Norman S. Bergel, Senior Vice President, 48, a Senior
Vice President of ACMC, with which he has been associated since prior to 1994; Director and a Senior Vice President of Alliance
Capital Limited ("ACL") since prior to 1994.

         Mark H. Breedon, Senior Vice President, 46, a Vice
President of ACMC since prior to 1994; Director and a Senior Vice
President of ACL since prior to 1994.

         Russell Brody, 32, a Vice President and Head Trader of the London desk of ACL, with which he has been associated since July 1997; prior thereto, he was Head of European Equity Dealing with Lombard Odier et Cie, London office, since prior to 1994.

         Mark D. Gersten, Treasurer and Chief Financial Officer,
48, a Senior Vice President of Alliance Fund Services, Inc.
("AFS") since prior to 1994.

         Edmund P. Bergan, Jr., Secretary, 48, a Senior Vice
President and the General Counsel of Alliance Fund Distributors,
Inc. and AFS since prior to 1994.

         The address of Messrs. Williams and Bergan is c/o Alliance Capital Management L.P., 1345 Avenue of the Americas, New York, New York 10105. The address of Messrs. Bergel, Breedon and Reeves is c/o Alliance Capital Management International, 53 Stratton Street, London, W1X 6JJ. The address of Mr. Gersten is c/o Alliance Fund Distributors, Inc., 500 Plaza Drive, Secaucus, New Jersey 07094.

         The Fund's investment adviser is Alliance Capital Management L.P., with principal offices at 1345 Avenue of the Americas, New York, New York 10105. The Fund's sub-adviser is Gensec Asset Management (Pty) Ltd. (formerly Sanlam Asset Management (Gibraltar) Limited, with principal offices at Suite 110, Neptune House, Marina Bay, Gibraltar. The Fund's administrator is Princeton Administrators L.P., with principal offices at 800 Scudders Mill Road, Plainsboro, New Jersey 08536.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 30(h) of the Act and the rules under Section 16 of the Securities Exchange Act of 1934, as amended, require that the Directors and officers of the Fund and the Directors of ACMC, among others, file with the Securities and Exchange Commission (the "Commission") and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of shares of the Fund. For the fiscal year ended November 30, 1998, all such reports were timely filed.

               STOCKHOLDER PROPOSALS FOR THE NEXT
                 ANNUAL MEETING OF STOCKHOLDERS

         Proposals of stockholders intended to be presented at the next annual meeting of stockholders of the Fund must be received by the Fund by November 8, 1999 for inclusion in the Fund's proxy statement and form of proxy relating to that meeting. The submission by a stockholder of a proposal for inclusion in the proxy statement does not guarantee that it will be included. Stockholder proposals are subject to certain regulations under the federal securities laws.

         The persons named as proxies for the Annual Meeting of Stockholders for 2000 will have discretionary authority to vote on any matter presented by a stockholder for action at that meeting unless the Fund receives notice of the matter by January 22, 2000 (or such earlier date as may be specified by an advance notice provision in the Fund's By-laws), in which case these persons will not have discretionary voting authority except as provided in the Commission's rules governing stockholder proposals.

                          OTHER MATTERS

         Management of the Fund does not know of any matters to be presented at the Meeting other than those mentioned in this Proxy Statement. If any other matters properly come before the Meeting, the shares represented by proxies will be voted with respect thereto in accordance with the best judgment of the person or persons voting the proxies.

         According to information filed with the Securities and Exchange Commission, as of December 31, 1998, the following persons were the beneficial owners of more than 5% of the Fund's common stock:

                                        Amount of Beneficial   Percent of
Name and Address of Beneficial Owner          Ownership       Common Stock

City of London Investment Group PLC       741,196 shares         12.34
City of London Investment Management
    Company Limited
City of London Unit Trust
    Managers Limited
    10 Eastcheap
    London EC3M ILX
    England

The State Teachers Retirement             610,900 shares         10.17
    Board of Ohio
    275 East Broad Street
    Columbus, Ohio 43215

Lazard Freres & Co. LLC                   407,300 shares         6.78
    30 Rockefeller Plaza
    New York, New York 10020

President and Fellows of                  348,700 shares         5.81
    Harvard College
    c/o Harvard Management Company, Inc.
    600 Atlantic Avenue
    Boston, Massachusetts 02210

                     REPORTS TO STOCKHOLDERS

         The Fund will furnish each person to whom this Proxy Statement is delivered with a copy of the Fund's latest annual report to stockholders upon request and without charge. To request a copy, please call Alliance Fund Services, Inc. at (800) 227-4618 or contact Edmund P. Bergan, Jr. at Alliance Capital Management L.P., 1345 Avenue of the Americas, New York, New York 10105.

                             By Order of the Board of Directors,
                             Edmund P. Bergan, Jr.

                             Secretary
March 8, 1999
New York, New York

PROXY                  THE SOUTHERN AFRICA FUND, INC.                    PROXY

         PROXY IN CONNECTION WITH THE ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON APRIL 27, 1999

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of The Southern Africa Fund, Inc., a Maryland corporation (the "Fund"), hereby appoints each of Rita Barnett and Carol H. Rappa as proxies, each with full power of substitution, to attend the Annual Meeting of Stockholders of the Fund to be held at 11:00 a.m., Eastern Time, on April 27, 1999 at the offices of the Corporation, 1345 Avenue of the Americas, 41st Floor, New York, New York 10105, and any postponement or adjournment thereof, and thereat to cast on behalf of the undersigned all votes that the undersigned is entitled to cast and otherwise to represent the undersigned with all powers possessed by the undersigned if personally present. The undersigned hereby acknowledges receipt of the Notice of Meeting and accompanying Proxy Statement.

THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES REFERRED TO IN PROPOSAL ONE AS DIRECTORS, "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS FOR THE CORPORATION, "AGAINST" EACH OF THE STOCKHOLDER PROPOSALS (PROPOSALS THREE, FOUR, FIVE AND SIX) AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT, AND "FOR" ANY ADJOURNMENT OF THE MEETING WITH RESPECT TO ANY PROPOSAL DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT IN THE EVENT THAT SUFFICIENT VOTES IN FAVOR OF THE POSITION ON SUCH PROPOSAL RECOMMENDED BY THE BOARD OF DIRECTORS ARE NOT RECEIVED PRIOR TO THE MEETING.

Please refer to the Proxy Statement for a discussion of each of the Proposals.

Note: Please sign this proxy exactly as your name(s) appear(s) on the books of the Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and, where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer who should state his her title.

  PLEASE VOTE, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT
                          IN THE ENCLOSED ENVELOPE.

                       THE SOUTHERN AFRICA FUND, INC.


                                    Please mark votes as in this example: /X/
1.  Election of Directors           FOR ALL NOMINEES  WITHHOLD  FOR ALL EXCEPT
                                        /   /           /   /      /   /
    Class One Directors
    (term expires 2002)

      Dave H. Williams              NOTE: If you do not wish your shares
      Prof. Dennis Davis            voted "FOR" any particular Nominee, mark
      Wendy N. Luhabe               the "For All Except" box and strike a
      Sam N. Montsi                 line through the name(s) of the
                                    Nominee(s).  Your shares will be voted
    Class Three Director            for the remaining Nominees(s).
    (term expires in 2001)

      Johannes C. van Reenen

    Your Board of Directors urges
    you to vote "FOR" the election
    of all Nominees.

2.  Ratification of the selection of     FOR         AGAINST      ABSTAIN
    Ernst & Young LLP as the             /  /        /  /         /  /
    independent auditors for the
    Fund for the fiscal year ending
    November 30, 1999.

    Your Board of Directors urges
    you to vote "FOR" Proposal Two.

3.  To approve, if presented, a          FOR         AGAINST      ABSTAIN
    stockholder recommendation           /  /        /  /         /  /
    (Proposal Three) as described in
    the Proxy Statement for the
    Annual Meeting.

    Your Board of Directors urges
    you to vote "AGAINST" Proposal
    Three.

4.  To approve, if presented, a          FOR         AGAINST      ABSTAIN
    stockholder recommendation           /  /        /  /         /  /
    (Proposal Four) as described in
    the Proxy Statement for the
    Annual Meeting.

    Your Board of Directors urges
    you to vote "AGAINST" Proposal
    Four.

5.  To approve, if presented, a          FOR         AGAINST      ABSTAIN
    stockholder proposal (Proposal       /  /        /  /         /  /
    Five) as described in the Proxy
    Statement for the Annual
    Meeting.

    Your Board of Directors urges
    you to vote "AGAINST" Proposal
    Five.

6.  To approve, if presented, a          FOR         AGAINST      ABSTAIN
    stockholder recommendation           /  /        /  /         /  /
    (Proposal Six) as described in
    the Proxy Statement for the
    Annual Meeting.

    Your Board of Directors urges
    you to vote "AGAINST" Proposal
    Six.

7.  In their discretion, upon any
    other matters that may properly
    come before the Annual Meeting
    or any postponement or
    adjournment thereof, as
    described in the Proxy
    Statement.


                                       ______________________________________
                                       (Signature of Stockholder)

                                       ______________________________________
                                       (Signature of joint owner, if any)

                                       Dated _______________, 1999

















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